EXHIBIT 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the use of our reports dated February 12, 1993 covering the consolidated financial statements of Trump's Castle Associates and subsidiary and the accompanying schedules of Trump's Castle Associates and subsidiary and to all references to our firm, included in or made part of this registration statement.


                                                           ARTHUR ANDERSEN & CO.


Roseland, New Jersey
February 16, 1994